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                                                                     EXHIBIT 1.2

                            DUKE CAPITAL CORPORATION

                                   $

                     SERIES   % JUNIOR SUBORDINATED NOTES

                                      DUE

                             UNDERWRITING AGREEMENT




Gentlemen:

1. Introductory. DUKE CAPITAL CORPORATION, a Delaware corporation
("Corporation"), proposes to issue and sell $           aggregate principal
amount of Series         % Junior Subordinated Notes due      ("Notes"), to be
issued pursuant to the provisions of a Senior Indenture, dated as of April 1, 1998, between the Corporation and The Chase Manhattan Bank, as amended and supplemented to the date hereof and as to be supplemented by a supplemental
indenture, dated as of                 ,      , relating to the Notes (the
"Indenture"), and hereby agrees with the several Underwriters hereinafter named ("Underwriters") as follows:

2. Representations and Warranties of the Corporation. The Corporation represents and warrants to, and agrees with, the several Underwriters that:

  (a) A registration statement (No.         ), including a prospectus,
  relating to the Notes has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act"). Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form, and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the 1933 Act being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; and the final prospectus relating to the Notes, in the form first filed pursuant to Rule 424(b) under the 1933 Act, being hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and
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  include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Corporation filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement).

  (b) The Registration Statement conforms and the Prospectus will conform in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder ("1933 Act Regulations"), and the Registration Statement does not and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in any such document based upon written information furnished to the Corporation by any Underwriter specifically for use therein.

  (c) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

  (d) The compliance by the Corporation with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or any of its Principal Subsidiaries (as defined below) is a party or by which any of them or their respective property is bound or to which any of their property or assets is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or its Principal Subsidiaries or any of their respective property; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Corporation of the transactions contemplated by this Agreement, except for the registration under the 1933 Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

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  (e) Each of PanEnergy Corp, Texas Eastern Transmission Corporation and
  Algonquin Gas Transmission Company, each a Delaware corporation (and herein called a "Principal Subsidiary"), is a direct or indirect wholly-owned subsidiary of the Corporation.

3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Corporation agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to
purchase from the Corporation, at a purchase price of      % of the principal
amount of the Notes, plus accrued interest from     ,  , the respective
principal amount of Notes set forth opposite the names of the Underwriters in Schedule A hereto plus the respective principal amount of additional Notes which each such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

Payment of the purchase price for the Notes to be purchased by the Underwriters shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, N.Y., or at such other place as shall be mutually agreed
upon by you and the Corporation, at 10:00 A.M., New York City time, on     ,
(unless postponed in accordance with the provisions of Section 8) or such other time not later than three full business days after such date as shall be agreed upon by you and the Corporation (the "Closing Date"). Payment shall be made to the Corporation by wire transfer in immediately available funds, payable to the order of the Corporation against delivery of the Notes, in fully registered form, to you or upon your order. The Notes shall be delivered in the form of one or more global certificates in aggregate denomination equal to the aggregate principal amount of the Notes upon original issuance and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC").

4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

5. Covenants of the Corporation. The Corporation covenants and agrees with the several Underwriters that:

  (a) The Corporation will advise you promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

  (b) If at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, the Corporation promptly will prepare and file with the Commission an amendment, supplement or an appropriate document pursuant to Section 13 or 14 of the 1934 Act which will correct such statement or omission or which will effect such compliance.


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  (c) The Corporation, during the period when a prospectus relating to the
  Notes is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

  (d) The Corporation will make generally available to its security holders, in each case as soon as practicable but not later than 60 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Section 11(a) of the 1933 Act, which need not be certified by independent certified public accountants unless required by the 1933 Act) covering (i) a twelve-month period beginning not later than the first day of the Corporation's fiscal quarter next following the effective date of the Registration Statement and (ii) a twelve-month period beginning not later than the first day of the Corporation's fiscal quarter next following the date of this Agreement.

  (e) The Corporation will furnish to you, without charge, copies of the Registration Statement ( of which will be signed and will include all exhibits other than those incorporated by reference), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

  (f) The Corporation will arrange or cooperate in arrangements for the qualification of the Notes for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Corporation shall not be required to qualify as a foreign corporation or to file any general consents to service of process under the laws of any state where it is not now so subject.

  (g) The Corporation will not, during the period of      days from the date
  hereof, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Notes, any security convertible into or exchangeable for the Notes or any debt security substantially similar to the Notes (except for the Notes issued pursuant to this Agreement), without your prior written consent.

  (h) The Corporation will pay all expenses incident to the performance of its obligations under this Agreement including (i) the printing and filing of the Registration Statement and the printing of this Agreement and the Blue Sky Survey, (ii) the issuance and delivery of the Notes as specified herein, (iii) the fees and disbursements of counsel for the Underwriters in connection with the qualification of the Notes under the securities laws of any jurisdiction in accordance with the provisions of Section 5(f) and in connection with the preparation of the Blue Sky Survey, such fees not to exceed $7,500, (iv) the printing and delivery to the Underwriters, in quantities as hereinabove referred to, of copies of the Registration Statement and Prospectus and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (v) any fees charged by independent rating agencies for rating the Notes, (vi) any fees and expenses in connection with any listing of the Notes on the New York Stock Exchange, (vii) any filing fee required by the National Association of Securities Dealers, Inc., and (viii) the costs of any depository arrangements for the Notes with DTC or any successor depository.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and

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warranties on the part of the Corporation herein, to the accuracy of the statements of officers of the Corporation made pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder and to the following additional conditions precedent:

  (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Corporation or you, shall be threatened by the Commission.

  (b) Prior to the Closing Date, the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group to (i) any preferred securities or any debt securities of the Corporation or (ii) any trust preferred securities of Duke Capital Financing Trust I, Duke Capital Financing Trust II or Duke Capital Financing Trust III as of the date of this Agreement shall not have been lowered.

  (c) Since the respective most recent dates as of which information is given in the Prospectus and up to the Closing Date, there shall not have been any material adverse change in the condition of the Corporation, financial or otherwise, except as reflected in or contemplated by the Prospectus, and, since such dates and up to the Closing Date, there shall not have been any material transaction entered into by the Corporation other than transactions contemplated by the Prospectus and transactions in the ordinary course of business.

  (d) You shall have received an opinion or opinions of Dewey Ballantine LLP, counsel to the Corporation, dated the Closing Date, to the effect that:

    (i) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

    (ii) Each of the Principal Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

    (iii) The Indenture has been duly authorized, executed and delivered by the Corporation and duly qualified under the Trust Indenture Act of 1939 and, assuming the due authorization, execution and delivery thereof by The Chase Manhattan Bank, as Trustee, constitutes a valid and legally binding instrument of the Corporation, enforceable against the Corporation in accordance with its terms, subject to the qualifications that the enforceability of the Corporation's obligations under the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (iv) The Notes have been duly authorized and executed by the Corporation and, when authenticated by The Chase Manhattan Bank, as Trustee, in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject to the qualifications that the enforceability of the Corporation's obligations under the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general

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    principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and the Notes.

    (v) The Registration Statement has become effective under the 1933 Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

    (vi) This Agreement has been duly authorized, executed and delivered by the Corporation.

    (vii) The performance by the Corporation of this Agreement and the Indenture will not contravene any of the provisions of the Restated Certificate of Incorporation or By-Laws of the Corporation.

    (viii) The Corporation is not a holding company under the Public Utility Holding Company Act of 1935, as amended.

    (ix) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Corporation of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the 1933 Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

    (x) The Registration Statement as of the date of effectiveness under the 1933 Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and nothing has come to their attention that would lead them to believe that the Registration Statement as of the date of effectiveness under the 1933 Act (or if an amendment to such Registration Statement or an annual report on Form 10-K has been filed by the Corporation with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except as otherwise expressly provided in such opinion and do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus or as to the statement of the eligibility and qualification of the Trustee.

    (xi) The statements made in the Prospectus under the captions
    "Description of the Junior Subordinated Notes" and "Description of the
    Series   Junior Subordinated Notes," insofar as they purport to
    summarize provisions of documents specifically referred to therein, fairly present the information called for with respect thereto by Form S-3.

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  In rendering the foregoing opinion or opinions, Dewey Ballantine LLP may state that such opinion or opinions are limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and that they are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, such counsel may state that they have relied as to certain factual matters on information obtained from public officials, officers of the Corporation and other sources believed by them to be responsible and that the signatures on all documents examined by them are genuine, assumptions which such counsel have not independently verified.

  (e) You shall have received an opinion, dated the Closing Date, of Ellen T. Ruff, Esq., General Counsel of the Corporation, to the effect that:

    (i) Each of the Corporation and the Principal Subsidiaries is duly qualified to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to so qualify, considering all such cases in the aggregate, does not have a material adverse effect on the business, properties, financial position or results of operations of the Corporation and its subsidiaries taken as a whole.

    (ii) The descriptions in the Registration Statement and the Prospectus of legal or governmental proceedings are accurate and fairly present the information required to be shown, and such counsel does not know of any litigation or any legal or governmental proceeding instituted or threatened against the Corporation or any of its subsidiaries or any of their respective properties that would be required to be disclosed in the Prospectus and is not so disclosed.

  Such counsel shall also state that nothing has come to her attention that has caused her to believe that the Registration Statement as of the date of effectiveness under the 1933 Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may also state that, except as otherwise expressly provided in such opinion, she does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus.

  In rendering the foregoing opinion, such counsel may rely, to the extent recited therein, upon opinions of local counsel. Such counsel may also state that she has relied as to certain factual matters on information obtained from public officials, officers of the Corporation and other sources believed by her to be responsible.

  (f) You shall have received the opinion or opinions of            , counsel
  for the Underwriters, dated the Closing Date, with respect to the incorporation of the Corporation, the validity of the

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  Notes, the Registration Statement and the Prospectus, as amended or supplemented, and such other related matters as you may require, and the Corporation shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

  (g) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally or of the securities of Duke Energy Corporation, the Corporation, Duke Capital Financing Trust I, Duke Capital Financing Trust II or Duke Capital Financing Trust III on the New York Stock Exchange; or (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York State authorities; or (iii) the outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (g) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Closing Date on the terms and in the manner contemplated in the Prospectus. In such event there shall be no liability on the part of any party to any other party except as otherwise provided in Section 7 hereof and except for the expenses to be borne by the Corporation as provided in Section 5(h) hereof.

  (h) You shall have received a certificate of the Chairman of the Board and President or any Vice President and a principal financial or accounting officer of the Corporation, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Corporation in this Agreement are true and correct, that the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that the conditions specified in
  Section 6(b) and Section 6(c) have been satisfied, and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

  (i) On the date of this Agreement, you shall have received letters dated the date hereof, in form and substance satisfactory to you, from the Corporation's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

  (j) At the Closing Date you shall have received from the Corporation's independent public accountants letters, dated the Closing Date, to the effect that such accountants reaffirm the statements made in the letters furnished pursuant to paragraph (i) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

The Corporation will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

7. Indemnification. (a) The Corporation agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, as follows:


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  (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus, or the Prospectus (or any amendment or supplement thereto);

  (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Corporation; and

  (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

In no case shall the Corporation be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Corporation shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Corporation shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Corporation shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, or defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, any Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Corporation and such Underwriter shall have mutually agreed to the employment of such counsel, or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Corporation and such Underwriter or such controlling person shall have been advised by such counsel that a conflict of interest between the Corporation and such Underwriter or such controlling person may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same

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general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and all such controlling persons, which firm shall be designated in writing by you). The Corporation agrees to notify you within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Corporation within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Notes.

(b) Each Underwriter agrees, severally and not jointly, that it will indemnify and hold harmless the Corporation, its directors and each of the officers of the Corporation who signed the Registration Statement and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Corporation by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), such Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Corporation or any person so indemnified based on the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Corporation, and the Corporation and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

8. Default by One or More of the Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder on the Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then the Corporation shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Corporation that you have so arranged for the purchase of such Notes, or the Corporation notifies you that it has so arranged for the purchase of such Notes, you or the Corporation shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Corporation agrees to file promptly any amendments to the Registration Statement or the Prospectus which may be required. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you or the Corporation as provided in subsection (a) above, the aggregate amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate amount of all the Notes to be purchased at such Closing Date, then the Corporation shall have the right to require each non-defaulting Underwriter to purchase the amount of Notes which such Underwriter agreed to purchase hereunder at such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you or the Corporation as provided in subsection (a) above, the aggregate amount of such Notes which remains unpurchased exceeds one-eleventh of the aggregate amount of all the Notes to be purchased at such Closing Date, or if the Corporation shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Corporation, except for the expenses to be borne by the Corporation as provided in Section 5(h) hereof and the indemnity agreement in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Corporation or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, or any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Corporation, or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to you
in care of                   at                , attention of             or,
if sent to the Corporation, will be mailed, delivered or telecopied and confirmed to it at 526 South Church Street, Charlotte, N.C. 28202, telephone number (704) 382-5159, attention of Richard J. Osborne, Vice President and Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 7 hereof shall be delivered or sent by mail or telecopy to such Underwriter at its address or telecopy number set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address or telecopy number will be supplied to the Corporation by you. Any such communications shall take effect upon receipt thereof.

11. Business Day. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

12. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Corporation and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and the officers and directors referred to in Section 7, and their respective successors, heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

If the foregoing is in accordance with your understanding, kindly sign and return to us two counterparts hereof, and upon your acceptance, this letter and such acceptance will become a binding agreement between the Corporation, on the one hand, and each of the Underwriters, on the other hand, in accordance with its terms.

                                              Very truly yours,

                                              Duke Capital Corporation


                                               By:_______________________

The foregoing Underwriting Agreement
 is hereby confirmed and accepted as
 of the date first above written.




    By:__________________________

                                   SCHEDULE A

                                                                      Principal
                                                                      Amount of
                                                                     Notes to be
                            Underwriter                               Purchased
                            -----------                              -----------
                                                                     $









                                                                     -----------
    Total........................................................... $
                                                                     ===========